M&A West, Inc.

                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made between M&A West, Inc., a Colorado corporation ("the Company"), and Patrick R. Greene ("Greene"). Unless otherwise indicated, all references to Sections are to Sections in this Agreement. This Agreement is effective as of the "Effective Date" set forth in Section 12 below.

                              W I T N E S S E T H:

         WHEREAS, the Company desires to obtain the services of Greene, and Greene desires to be employed by the Company upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises, the agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as of the date hereof as follows:

          1. Employment. The Company hereby agrees to employ Greene, and Greene hereby agrees to serve the Company, as its Chief Executive Officer ("Employment").

          2. Scope of Employment.

               (a) During the Employment, Greene will serve as Chief Executive Officer and, subject to his election in accordance with the Company's by-laws and with applicable law, as a member of the Board.

               (b) Section 2(a) shall not be construed as preventing Greene from
          (i) serving on corporate, civic or charitable boards or committees, or
          (ii) making investments in other businesses or enterprises.

          3. Compensation and Benefits During Employment. During the Employment, the Company shall provide compensation to Greene as follows.

               (a) The Company shall pay Greene $7,500 per month in equal semi-monthly installments, less withholding required by law or agreed to by Greene.

               (b) The Company shall pay Greene $1,500 per month for rent of the office and the equipment (including computers and phone lines) located at 1519 Edgewood, Liberty, Texas 77575.

               (c) The Company will reimburse Greene for reasonable business expenses incurred by Greene in connection with the Employment in accordance with the Company's then-current policies and IRS guidelines.

               (d) Greene will be entitled to participate in any incentive program or bonus program of the Company which may be implemented in the future.

               (e) The Company shall reimburse Greene and Greene's wife for major medical coverage throughout the term of this Agreement.

               (f) The Company shall place $10,000 in an escrow account with Vanderkam & Sanders for the sole purpose of indemnifying Greene against any action arising from his involvement with the Company. These funds may be removed upon written consent of Greene, or after Greene no longer serves as the Company's chief executive officer.

               (g) Greene's wife occasionally serves as his assistant. When Greene travels with his wife on Company business, all expenses incurred by Greene and his wife shall be reimbursed to Greene.

                  Any  act,  or  failure  to act,  based  upon  authority  given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Greene in good faith and in the best interests of the Company and thus shall not be deemed grounds for termination for Cause.

          4. Confidential Information.

               (a) Greene acknowledges that the law provides the Company with protection for its trade secrets and confidential information. Greene will not disclose, directly or indirectly, any of the Company's confidential business information or confidential technical information to anyone without authorization from the Company's management. Greene will not use any of the Company's confidential business information or confidential technical information in any way, either during or after the Employment with the Company, except as required in the course of the Employment.

               (b) Greene will strictly adhere to any obligations that may be owed to former employers insofar as Greene's use or disclosure of their confidential information is concerned.

               (c)  Information  will  not be  deemed  part of the  confidential information restricted by this Section 4 if Greene can show that: (i) the information was in Greene's possession or within Greene's knowledge before the Company disclosed it to Greene; or (ii) the information was or became generally known to those who could take economic advantage of it; or (iii) Greene obtained the information from a party having the right to disclose it to Greene without violation of any obligation to the Company, or (iv) Greene is required to disclose the information pursuant to legal process (e.g., a subpoena), provided that Greene notifies the Company immediately upon receiving or becoming aware of the legal process in question. No combination of information will be deemed to be within any of the four exceptions in the previous sentence, however, whether or not the component parts of the combination are within one or more exceptions, unless the combination itself and its economic value and principles of operation are themselves within such an exception.

               (d) All originals and all copies of any drawings, blueprints, manuals, reports, computer programs or data, notebooks, notes, photographs, and all other recorded, written, or printed matter relating to research, manufacturing operations, or business of the Company made or received by Greene during the Employment are the property of the Company. Upon termination of the Employment, whether or not for Cause, Greene will immediately deliver to the Company all property of the Company which may still be in Greene's possession. Greene will not remove or assist in removing such property from the Company's premises under any circumstances, either during the Employment or after termination thereof, except as authorized by the Company management.

         5. Legal Fees and Expenses. In the event of a lawsuit, arbitration, or other dispute-resolution proceeding between the Company and Greene arising out of or relating to this Agreement, the prevailing party, in the proceeding as a whole and/or in any interim or ancillary proceedings (e.g., opposed motions, including without limitation motions for preliminary or temporary injunctive relief) will be entitled to recover its reasonable attorneys' fees and expenses unless the court or other forum determines that such a recovery would not serve the interests of justice.

         6.  Successors.

               (a) This Agreement shall inure to the benefit of and be binding upon (i) the Company and its successors and assigns and (ii) Greene and Greene's heirs and legal representatives, except that Greene's duties and responsibilities under this Agreement are of a personal nature and will not be assignable or delegable in whole or in part.

               (b) the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "the Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         7.  Arbitration.

               (a) Except as set forth in paragraph (b) of this Section 7 or to the extent prohibited by applicable law, any dispute, controversy or claim arising out of or relating to this Agreement will be submitted to binding arbitration before a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association in effect on the date of the demand for arbitration. The arbitration shall take place before a single arbitrator, who will preferably but not necessarily be a lawyer but who shall have at least five years' experience in working in or with computer software companies. Unless otherwise agreed by the parties, the arbitration shall take place in the city in which Greene's principal office space is located at the time of the dispute or was located at the time of termination of the Employment (if applicable). The arbitrator is hereby directed to take all reasonable measures not inconsistent with the interests of justice to expedite, and minimize the cost of, the arbitration proceedings.

               (b) At the request of either party, the arbitrator may take any interim measures s/he deems necessary with respect to the subject matter of the dispute, including measures for the preservation of confidentiality set forth in this Agreement.

               (c) Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         8.  Other Provisions.

               (a) All notices and statements with respect to this Agreement must be in writing. Notices to the Company shall be delivered to the Chairman of the Board or any vice president of the Company. Notices to Greene may be delivered to Greene in person or sent to Greene's then-current home address as indicated in the Company's records.

               (b) This Agreement sets forth the entire agreement of the parties concerning the subjects covered herein; there are no promises, understandings, representations, or warranties of any kind concerning those subjects except as expressly set forth in this Agreement.

               (c) Any modification of this Agreement must be in writing and signed by all parties; any attempt to modify this Agreement, orally or in writing, not executed by all parties will be void.

               (d) If any provision of this Agreement, or its application to anyone or under any circumstances, is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability will not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and will not invalidate or render unenforceable such provision or application in any other jurisdiction.

               (e) This Agreement will be governed and interpreted under the laws of the United States of America and of the State of Texas law as applied to contracts made and carried out in Texas by residents of Texas.

               (f) No failure on the part of any party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

               (g) Termination of the Employment, with or without cause, will not affect the continued enforceability of this Agreement.

               (h) Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

               (i) This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one party and Faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

 Effective Date                                       February 1, 2001

 Term                                                 Three Years

 Office / Position                                    Chief Executive Officer

 Initial Salary                                       $7,500 per month

         This Agreement contains provisions requiring binding arbitration of disputes. By signing this Agreement, Greene acknowledges that he or she (i) has read and understood the entire Agreement; (ii) has received a copy of it (iii) has had the opportunity to ask questions and consult counsel or other advisors about its terms; and (iv) agrees to be bound by it.

         Executed to be effective as of the Effective Date.

M&A West, Inc., by:                              Employee:


 /s/ Patrick Greene                              /s/ Patrick Greene
-----------------------------                    -------------------------------
     Signature                                       Signature

     Patrick Greene
-----------------------------
     Printed name

     Chief Executive Officer
-----------------------------
     Title